EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER



        This AGREEMENT AND PLAN OF MERGER (hereinafter the "AGREEMENT") dated as of June 29, 2001, by and among GLOBAL AXCESS CORP. a Nevada corporation (the "Company"), GLOBAL ACQUISITION CORP. I, a Nevada corporation ("Merger Sub"), CARDSERVICE INTERNATIONAL, INC., a California corporation ("CSI") and NATIONWIDE MONEY SERVICES, INC., a Nevada corporation ("NWM" and together with the Company, Merger Sub, CSI and NWM, the "Parties").

                                    RECITALS

        WHEREAS, CSI owns one hundred percent (100%) of the issued and outstanding shares of NWM and Company owns 100% of the issued and outstanding shares of Merger Sub;

        WHEREAS, the Company, Merger Sub and NWM believe it is in the best interests of their respective companies and the stockholders of those companies that, subject to the terms and conditions set forth herein, the Company will acquire NWM through the merger of Merger Sub with and into NWM;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CSI's willingness to enter into this Agreement, Company and certain principal stockholders of Company are entering into an Investor Rights Agreement in substantially the form attached hereto as Exhibit A;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CSI's willingness to enter into this Agreement, Company is entering into a Guaranty substantially in the form attached hereto as Exhibit B relating to that certain Secured Promissory Note of NWM in an aggregate principal amount of up to $2,000,000 dated as of even date herewith (the "NWM Note"); and

        WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Nevada law, NWM shall be merged with and into Merger Sub (the "Merger"), the separate corporate existence of Merger Sub shall cease and NWM shall continue as the surviving corporation and a wholly owned subsidiary of Company. NWM, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form attached hereto as Exhibit C with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada law (the "Merger Documents") (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Articles IV and V, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada law. Without limiting the generality of the foregoing, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and shall be subject to all the debts, restrictions, disabilities and duties, of NWM and Merger Sub, all without further act or deed.

        1.4    Articles of Incorporation; Bylaws.

        (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of NWM.

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of NWM, until thereafter amended.

        1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, NWM or the holders of any of the following securities, the following shall occur:

        (a) Conversion of Company Stock. All of the shares of the NWM's common stock, no par value (the "NWM Stock"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and 1.6(f)) and upon surrender of the certificate or certificates representing shares of NWM Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and indemnity, if required, pursuant to Section 1.9), into the right to receive in the aggregate 3,725,000 shares of common stock, $0.001 par value per share, of Company ("Company Common Stock"), plus the Adjustment Shares (as defined below), if any (together, the "Company Consideration Shares").

               The Company Consideration Shares referred to in this Section 1.6(a) shall be adjusted to reflect fully the effect of any stock issuance, stock split, stock dividend (including any dividend or distribution of stock convertible into Company capital stock, whether common stock or preferred stock), reorganization, recapitalization or other similar change with respect to Company capital stock after the date hereof and prior to the Effective Time.

        (b) Price Adjustment. If, on the date that is five days before the one year anniversary of the Effective Time, the average of the closing per-share prices of Company Common Stock for the ten trading days prior to such date (the "Ten Day Average") as reported on the over-the-counter bulletin board market (the "OTC-BB") or such other market on which such shares are traded is less than $1.00, the Company agrees to promptly (but in no event later than the day before the one year anniversary of the Effective Time) issue to CSI additional shares of Company Common Stock such that the total value of shares of Company Common Stock issued to CSI (based on the Ten Day Average) shall equal or exceed $3,725,000 (the "Price Adjustment Shares").

        (c) NOL Adjustment. If, at any time within ten years following the Closing Date, the Company or the Surviving Corporation or any affiliate thereof claims any net operating losses formerly carried on the books of NWM and acquired by the Surviving Corporation pursuant to the Merger, the Company agrees to promptly (but in no event later than 10 days after each tax return is filed that claims any of such net operating losses) issue to CSI additional shares of Company Common Stock having a value (based on the Ten Day Average determined with reference to the date such tax return is filed) equal to 120% of the value of such net operating losses so utilized (the "NOL Adjustment Shares", and together with the Price Adjustment Shares, the "Adjustment Shares"); provided that the Company shall not be obligated to issue shares of Company Common Stock pursuant to this paragraph having a value (based upon the respective Ten Day Averages at the times such shares were granted) greater than $225,000 in the aggregate.

        (d) Cancellation of Company-Owned Stock. Each share of NWM Stock held by NWM or owned by Merger Sub, Company or any direct or indirect wholly owned subsidiary of Company or of NWM immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

        (e) Capital Stock of Merger Sub. Each share of common stock, $0.01 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding as shares of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

        (f) Fractional Shares. No fraction of a share of Company Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of NWM Stock who would otherwise be entitled to a fraction of a share of Company Common Stock (after aggregating all fractional shares of Company Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.7(b)) receive from Company an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Company Common Stock for the ten trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the OTC-BB.

        1.7    Surrender of Certificates.


        (a) Exchange Agent. Company shall act as the exchange agent in the Merger.


        (b) Exchange Procedures. At the Effective Time, the Company shall deliver to CSI 3,750,000 shares of Company Common Stock and payment in lieu of fractional shares which CSI has the right to receive pursuant to Section 1.6(f) in exchange for the surrender of the certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of NWM Stock which were converted into the right to receive the Company Consideration Shares and cash in lieu of any fractional shares pursuant to Section 1.6(f). The Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Company Consideration Shares and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 1.6(f).

        (c) Transfers of Ownership. If certificates representing shares of Company Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Company Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Company or any agent designated by it that such tax has been paid or is not payable.

        1.8 No Further Ownership Rights in Company Stock. Delivery of the Company Consideration Shares (together with any cash paid in respect thereof pursuant to Sections 1.6(f)) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of NWM Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of NWM Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, Company shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Company Consideration Shares and cash for fractional shares, if any, as may be required pursuant to Section 1.6(f); provided, however, that Company may, in its discretion and as a condition precedent to the issuance of the Company Consideration Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity agreement reasonably satisfactory in form and amount to Company as indemnity against any claim that may be made against Company or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NWM and Merger Sub, the current officers and directors of NWM and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to CSI that:

        2.1    Due Organization and Qualification; Subsidiaries; Due
Authorization.


        (a) The Company and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of formation, with full corporate power and authority to own, lease and operate their respective business and properties and to carry on their respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company and Merger Sub are in good standing as foreign corporations in each jurisdiction in which their respective properties are owned, leased or operated, or the business conducted by either of them requires such qualification, except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company and Merger Sub taken as a whole.

        (b) Except for Tallent & Associates, LLC and Merger Sub, the Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

        (c) The Company and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and each other document being executed in connection herewith to which each is a party, and to consummate the transactions contemplated hereby and thereby. The Company and Merger Sub have taken all corporate action necessary for the execution and delivery of this Agreement and each other document being executed in connection herewith to which each is a party and the consummation of the transactions contemplated hereby and thereby, and this Agreement and each such other document being executed in connection herewith constitutes the valid and binding obligation of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding may be brought.

        (d) Merger Sub was formed for the specific purpose of consuming the Merger and has not (a) engaged in any business activities, (b) conducted operations other than in connection with the Merger, or (c) incurred any liabilities other than in connection with the Merger.

        2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and Merger Sub and the consummation of the transactions contemplated hereby do not and shall not:

        (a) Contravene the Articles of Incorporation or By-laws of the Company or Merger Sub or

        (b)    With or without the giving of notice or the passage of time:

               (1) Violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company or Merger Sub is a party or by which the Company or Merger Sub or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or Merger Sub or any of their respective assets are subject,

               (2) Result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company or Merger Sub,

               (3) Terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company or Merger Sub are a party or by which the Company's or Merger Sub's or assets are bound, or

               (4) Accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company or Merger Sub are to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which either is a party.

        2.3    Capitalization.

        (a) The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of one hundred million (100,000,000) shares allocated as seventy five million (75,000,000) shares of common stock and twenty five million (25,000,000) shares of preferred stock, of which ten million two hundred three thousand seven hundred thirty-seven (12,598,737) shares of Company Common Stock are issued and outstanding. Additionally, the Company has reserved, subject to the exercise the options and warrants to purchase shares of Company Common Stock allocated as follows: (A) Series A

Warrants to purchase three hundred thousand (300,000) shares of Company Common Stock (the "Series A Warrants") at an exercise price of $2.50 expiring 30 days after the date that the price of Company Common Stock reaches $3.12 on the OTC-BB; (B) Series B Warrants to purchase three hundred fifty five thousand (355,000) shares of Company Common Stock (the "Series B Warrants") at an exercise price of $5.00 expiring on September 30, 2002; (C) Series C Warrants to purchase three hundred fifty five thousand (355,000) shares of Company Common Stock (the "Series C Warrants") at an exercise price of $7.50 expiring on September 20, 2002; (D) Series D Warrants to purchase three hundred eleven thousand six hundred fifty eight (311,658) shares of Company Common Stock (the "Series D Warrants") at an exercise price of $10.00 expiring on September 30, 2002; (E) Series E Warrants to purchase three hundred eleven thousand six hundred fifty eight (311,658) shares of Company Common Stock (the "Series E Warrants") at an exercise price of $10.00 expiring on September 30, 2002; (F) incentive stock options to purchase three hundred and forty thousand (340,000) common shares of Company Common Stock at an exercise price of $4.00 with expirations in accordance with the Second Amended and Restated Global Axcess Stock Option Agreement; (G) stock options to purchase five hundred thousand (500,000) shares of Company Common Stock exercisable at a price of fifty cents ($0.50) per share. All issued and outstanding shares, options and warrants shall be duly and validly issued, fully paid, and non-assessable, and not issued in violation of any applicable securities laws. All outstanding shares of capital stock of the Company were issued in compliance with all applicable federal and state laws. The offers and sales of all the Company's outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration pursuant to the exemption claimed therefor. There are no preemptive rights to acquire any securities of the Company.

        2.4 No Defaults. Neither the Company, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

        2.5    Compliance with Law.

        (a) The Company has conducted its business and affairs in accordance with all applicable federal, state and local laws, ordinances, rules, regulations, court and administrative orders, decrees or processes, and requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

        (b) The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened, against the Company that is based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

        2.6 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. As of the date hereof, the Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

        2.7 Ordinary Course. Since its inception, the Company has conducted its business and maintained its assets and equipment in accordance with good business practices and has kept its books of account, records and files, substantially in accordance with generally accepted accounting procedures.

        2.8    Litigation.

        (a) There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the Company or its business, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Asset Purchase Agreement and Plan of Reorganization by and between the Company (f/k/a Netholdings.com Inc.) and IFT Financial Group Inc. dated as of May 9, 2001, as amended (the "IFT Agreement"), at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

        (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the Company or its business; and

        (c) The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

        2.9 Certificate of Incorporation and By-laws. The Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each in the forms delivered to CSI, are true, correct and complete.

        2.10 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, or any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

        2.11 Patents; Trademarks and Intellectual Property Rights. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s), proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and the Company is not bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

        2.12 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with NWM and CSI without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against CSI for a finder's fee, brokerage commission or similar payment. Without limiting in any way the foregoing, the Company expects to pay a finders fee payable to Acts 2000, Inc. in respect of the Merger in the amount of 5% of the consideration payable in the Merger consisting of $37,500 in cash and 149,000 restricted shares of Company Common Stock.

        2.13   Affiliate Transactions.

        (a) Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject CSI to any liability or obligation from and after the Closing Date.

        (b) Except for indebtedness of the Company to David Fann in the amount of $212,000, (1) the Company has no indebtedness due from its officers, directors or stockholders or any of their respective relatives or Affiliates, and (2) none of the officers, directors or stockholders of the Company or their respective relatives or Affiliates has any material and un-liquidated claims against the Company. Claims shall not be considered material for the purposes of this Section 2.13(b) if it provides for expenditures of less than $5,000 in aggregate and has been entered into by the Company in the ordinary course of business. This Section 2.13(b) specifically excludes any claims for reimbursement of expenses incurred by any officer or director of the Company in the ordinary course of business.

        2.14 No Anti-Dilution Adjustment. The issuance of the Company Consideration Shares contemplated by this Agreement will not give any holder of any of the Company's outstanding capital stock, options, warrants or other convertible securities or rights to purchase shares of the Company's capital stock, the right to purchase or receive any additional shares of capital stock, the right to be issued any capital stock and/or the right to purchase or receive capital stock at a reduced price

        2.15   No Regulatory Problems. The Company:

        (a) Has not filed a registration statement that is the subject of any proceeding or examination under Section 8 of the Securities Act, or that is the subject of any refusal order or stop order thereunder. The Company has complied with the all provisions of the Exchange Act and all provisions for registration under the Securities Act of 1933, as amended (the "Securities Act") and all applicable blue sky laws in connection with its stock offerings. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto. All information regarding the Company which has been provided to CSI by the Company or set forth in any document disseminated to the public or filed with the NASD or the Securities and Exchange Commission (the "Commission") is true, complete and accurate in all material respects.

        (b) Is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder;

        (c) Has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

        (d) Is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and

        (e) Is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. To its knowledge, none of the Company's directors, officers, or beneficial owners of five percent or more of any class of its equity securities:

               (1) Has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor;

               (2) Is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in, or continuing, any conduct or practice in connection with the purchase or sale of any security involving the making of a false filing with the Commission;

               (3) Is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a), or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940;

               (4) Has been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

               (5) Is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under
Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

        2.16   Company SEC Filings; Financial Statement.

        (a) Company has made available to CSI a complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Commission on or after January 1, 2000 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the Commission since January 1, 2000. The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of

Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or are not expected to be material.

        (c) Company has made available to CSI a complete and correct copy of any amendments or modifications, which have not yet been filed with the Commission but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the Commission pursuant to the Securities Act or the Exchange Act.

        2.17 Financial Statements. The attached Schedule 2.17 contains a true and correct copy of the IFT Financial Group, Inc. financial statements for the year ended December 31, 2000 and the subsequent three (3) months ended March 31, 2001 (all such statements being the "IFT Financial Statements"). The IFT Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. The IFT Financial Statements present fairly the financial position of IFT Financial Group, Inc. as of the dates and for the periods indicated. The books of account and other financial records of IFT Financial Group, Inc. have been maintained in accordance with good business practices and generally accepted accounting procedures.

       2.18 Acquisition of IFT. The IFT Agreement is effective and has been completely consummated. No contingency exists whereby the IFT Agreement or the transactions contemplated thereby may be unwound, rescinded or otherwise nullified. A complete copy of the IFT Agreement, together with all amendments, schedules, exhibits and related documents has been provided to CSI and its counsel.

       2.19 Taxes. Company has filed all United States federal, state, county, local and foreign national, provincial and local tax returns and reports which were required to be filed on or prior to the date hereof, and has paid all taxes (and related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Company and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Company, such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of Company, threatened, against Company for past due taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Company, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Company.

        2.20 Miscellaneous. The representations and warranties made by the Company in this Agreement and the statements made by or on behalf of the Company in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby or thereby or in any public filing with the Commission or any other regulatory agency, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements, in light of the circumstances under, and at the time at, which they were made, not false or misleading.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES



               NWM and CSI, individually and collectively represent and warrant to the Company that:

        3.1    Due Organization and Qualification; Subsidiaries; Due
Authorization.

        (a) Each of CSI, NWM and EFT Integration, Inc., a Nevada corporation and a wholly-owned subsidiary of NWM ("EFTI"), are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or, with respect to NWM and EFTI, as proposed to be conducted. Each of NWM and EFTI are in good standing as a foreign corporation in each jurisdiction in which their respective properties are owned, leased or operated, or their respective business is conducted, by each of them that requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of NWM and EFTI taken as a whole.

        (b) CSI and NWM each have all requisite power and authority to execute and deliver this Agreement and each other document being executed in connection herewith to which it is a party, and to consummate the transactions contemplated hereby and thereby. CSI and NWM each have taken all corporate and individual action necessary for the execution and delivery of this Agreement and each other document being executed in connection herewith to which it is a party and the consummation of the transactions contemplated hereby, and this Agreement and each such other document or agreement contemplated hereby constitutes the valid and binding obligation of each of CSI and NWM, enforceable against each of them in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

        3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by each of CSI and NWM and the consummation of the transactions contemplated hereby do not and shall not:

        (a) Contravene the Articles of Incorporation or Bylaws of CSI or NWM or;

        (b)    With or without the giving of notice or the passage of time:

               (1) Violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which CSI, NWM or EFTI is/are a party or by which CSI, NWM, or EFTI or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which CSI, NWM or EFTI or any of their respective assets are subject,

               (2) Result in the creation of, or give any party the right to create, any Lien upon any of the assets of CSI,

               (3) Terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which CSI is a party or by which CSI or any of its assets are bound, or

               (4) Accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, CSI is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

        3.3 Capitalization. As of the date hereof and immediately prior to giving effect to the transactions contemplated hereby, 100 shares of common stock of EFTI and 3,000 shares of common stock of NWM are issued and outstanding. All of the outstanding shares of NWM and EFTI are, and as of the Closing Date will be, duly authorized, validly issued, fully paid and non-assessable. Such shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling NWM or EFTI to issue, sell, redeem or repurchase any of their respective shares of capital stock, and there are no outstanding shares or other equitable interest of any kind convertible into or exchangeable for any of their respective shares of capital stock.

        3.4 Financial Statements. The attached Schedule 3.4 contains a true and correct copy of NWM and EFTI's respective financial statements for the year ended December 31, 2000, and the subsequent three (3) months ended March 31, 2001 (all such statements being the "NWM and EFTI Financial Statements"). Such statements present fairly the financial position of NWM and EFTI as of the dates and for the periods indicated, subject to audit adjustments. The books of account and other financial records of NWM and EFTI have been maintained in accordance with good business practices and generally accepted accounting procedures.

        3.5 Further Financial Matters. NWM and EFTI have no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet under generally accepted accounting principles and which are not so reflected or reserved.

        3.6 Taxes. Except for NWM's 2000 federal tax teturn, for which an extension has been filed, NWM and EFTI have filed all United States federal, state, county, local and foreign national, provincial and local tax returns and reports which were required to be filed on or prior to the date hereof, and have paid all taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of NWM and EFTI and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by NWM and EFTI, such judgments were reasonable under the circumstances) and complete in all material respects. No extension for the filing of any such return or report is currently in effect except with respect to NWM's 2000 federal tax return. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except with respect to a waiver relating to NWM's 1997 taxes, NWM and EFTI have not given or been requested to give waivers of any statute of limitations relating to the payment of any taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of NWM and EFTI, threatened, against NWM and EFTI for past due taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of NWM and EFTI, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of NWM and EFTI.

        3.7    Indebtedness; Contracts; No Defaults.

        (a) Except for the NWM Note and the items listed on Schedule 3.7(a), there are no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings relating to the borrowing of money by NWM or EFTI or the extension of credit to NWM or EFTI, whether written or oral, to which NWM or EFTI is a party. An agreement shall not be considered material for the purposes of this Section 3.7(a) if it relates to an aggregate amount of less than $10,000 and has been entered into by NWM or EFTI in the ordinary course of business.

        (b) Neither NWM nor EFTI, nor, to the knowledge of CSI, NWM or EFTI, any other person or entity, is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which NWM or EFTI is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by NWM or EFTI, or, to the knowledge of CSI, NWM or EFTI, any other person or entity. Neither NWM nor EFTI has received any notice of default under any contract, agreement, arrangement, commitment or plan to which either or both are party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

        3.8 Personal Property. NWM and EFTI have good and marketable title to all of their respective tangible personal property and assets, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

        3.9    Real Property.

        (a) Schedule 3.9 to this Agreement contains a true and correct copy of all documents reflecting a true and complete list of all real property owned by, or leased or subleased by or to, NWM or CSI (the "NWM and EFTI Real Property").

        (b) Each lease to which NWM or EFTI is a party is valid, binding and in full force and effect with respect to NWM or EFTI, and, to the knowledge of CSI, all other parties thereto; no notice of default or termination under any such lease is outstanding.

        3.10   Compliance with Law.

        (a) NWM and EFTI have conducted their respective businesses or affairs in accordance with all applicable federal, state or local laws, ordinances, rules, regulations, court or administrative orders, decrees or processes, and requirements of insurance carriers except for those failures which would not have a material adverse effect on NWM or EFTI. Neither NWM nor EFTI have received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

        (b) NWM and EFTI are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health to the knowledge of CSI, NWM and EFTI, there are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against NWM or EFTI that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that NWM or EFTI has reason to believe are likely to give rise to any material liability or other obligations of NWM or EFTI under any environmental laws.

        3.11 Permits and Licenses. NWM and EFTI have all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct their respective business and to own, lease, use, operate and occupy their respective assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect their respective businesses. As of the date hereof, NWM and EFTI have not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

        3.12 Ordinary Course. Since March 31, 2001, NWM and EFTI have conducted their respective businesses, maintained their respective real property and equipment and kept their respective books of account, records and files, substantially in the manner of the ordinary course of business.

        3.13 No Adverse Changes. Since March 31, 2001, except for the repayment of certain indebtedness to CSI in the amount of approximately $550,000 received in settlement of a dispute between NWM and Affiliated Computer Services, Inc. (the "ACS Dispute"), there has not been:

        (a) Any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of NWM or EFTI, or

        (b) Any material loss sustained by NWM or EFTI, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of NWM or EFTI's respective businesses,

        3.14   Litigation.

        (a) Except with respect to the ACS Dispute, to the knowledge of CSI, NWM or EFTI, there is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting the business of NWM or EFTI, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of CSI, NWM or EFTI has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof.

        (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of NWM or EFTI; and

        (c) CSI has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation by NWM or EFTI in respect of the business of NWM or EFTI which is reasonably likely to have a material adverse effect.

        3.15 Insurance. Insurance policies are in effect with respect to NWM and EFTI relating to all risks customarily insured against by companies in their respective industry. All such policies are in full force and effect, and none of CSI, NWM or EFTI has received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued with respect to NWM or EFTI.

        3.16 Articles of Incorporation and By-laws; Minute Books. The Articles of Incorporation and By-laws (or similar governing documents) of NWM and EFTI and all amendments to each are true, correct and complete. The minute book of each of NWM and EFTI contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock records of NWM and EFTI are true, correct and complete.

        3.17 Employee Benefit Plans. Neither NWM nor EFTI maintains, nor have either maintained in the past, any employee benefit plans (as defined in Section 3(3) of ERISA), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of NWM or EFTI, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with NWM or EFTI for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time, except as disclosed on Schedule 3.17 hereto, and by reference incorporated herein.)

        3.18 Patents; Trademarks and Intellectual Property Rights. NWM and EFTI own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither of NWM or EFTI are bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

        3.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by CSI and NWM with the Company or its affiliates or predecessors without the intervention of any person on behalf of CSI or NWM in such a manner as to give rise to any valid claim by any person against Company for a finder's fee, brokerage commission or similar payment.

        3.20 Purchase for Investment. CSI represents and warrants to the Company as follows:

        (a) CSI is acquiring the Company Consideration Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

        (b) CSI represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

        (c) CSI is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. CSI has reviewed the representations concerning the Company contained in this Agreement, and has had the opportunity to make inquiry concerning the Company, its business and its personnel.

        (d) Notwithstanding the foregoing, nothing herein shall in any way affect or modify the representations and warranties of the Company set forth in this Agreement, on which CSI and NWM have relied in entering into the transactions contemplated by this Agreement.

        3.21 Restricted Securities. CSI understands that the Company Consideration Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Consideration Shares or any available exemption from registration under the Act, the Company Consideration Shares must be held indefinitely. CSI is aware that the Company Consideration Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met.

                                   ARTICLE IV
                  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

               All obligations of Company under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by:

        4.1 Representations and Warranties. The representations and warranties of CSI, NWM and EFTI contained in this Agreement and in any certificate delivered in accordance with this agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

        4.2 Performance of CSI and NWM. Each of the agreements of CSI and NWM to be performed on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed on or before the Closing Date.

        4.3 Approvals. Any consent, approval, authorization or order of any court, governmental agency, administrative body or other person or entity required for the consummation of the transactions contemplated by this Agreement will have been obtained and will be in effect on the Closing Date.

        4.4 No Orders; Legal Proceedings. No law will have been enacted, entered, issued, promulgated or enforced by any governmental agency, nor will any action or proceeding have been instituted and remain pending or threatened and remain so at the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by the Agreement.

        4.5 Approval of Documentation. The form and substance of all certificates, instruments of transfer, and other documents will be reasonably satisfactory in all respects to Company and its counsel.

                                   ARTICLE V
                CONDITIONS PRECEDENT TO CSI AND NWM'S OBLIGATIONS

               All obligations of CSI and NWM under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by CSI:

        5.1 Representations and Warranties. The representations and warranties of Company contained in this Agreement and in any certificate delivered in accordance with this agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

        5.2 Performance of Company. Each of the agreements of Company to be performed on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed on or before the Closing Date.

        5.3 Approval of Documentation. The form and substance of all certificates and other documents delivered hereunder will be reasonably satisfactory in all respects to CSI and its counsel.

        5.4 Related Agreements. The Investor Rights Agreement in the form set forth as Exhibit A attached hereto must have been executed and delivered by all parties thereto. The Guaranty in the form set forth as Exhibit B attached hereto must have been executed and delivered by Company.

        5.5 No Orders; Legal Proceedings. No law will have been enacted, entered, issued, promulgated or enforced by any governmental agency, nor will any action or proceeding have been instituted and remain pending or threatened and remain so at the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by the Agreement.

                                   ARTICLE VI
                                OTHER AGREEMENTS

        6.1 Directors' and Officers' Indemnification. Any and all provisions of the Articles of Incorporation and By-laws of the Surviving Corporation and EFTI concerning elimination or limitation of liability and indemnification of directors and officers shall be the same following the Merger as that of NWM and EFTI prior to the Merger and shall not be amended in any manner that would adversely affect the rights thereunder of any Person that is as of the date hereof an officer or director of NWM or EFTI. Upon the consummation of the Merger, Company shall assume and become liable for, jointly and severally with Surviving Corporation and EFTI, any liability and all obligations of NWM and EFTI under such provisions.

        6.2 Obligations of Merger Sub and Surviving Corporation. Company shall take all necessary actions, subject to the terms and provisions hereof, to cause Merger Sub and, after the Effective Time, the Surviving Corporation and EFTI to perform all of its obligations under this Agreement and to consummate the Merger.

        6.3 Tax-Free Reorganization. Neither CSI, NWM, Company nor Merger Sub will, either before or after consummation of the Merger, take any action that would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368; no party hereto shall take any position on any federal, state and/or local income on franchise tax return, or any other tax reporting position that is inconsistent with the treatment of the transaction as a reorganization within the meaning of Code Section 368(a) in which no gain or loss is recognized except with respect to cash paid in lieu of fractional shares.

        6.4    Tax Matters.

        (a) From and after the Closing, CSI, Company, the Surviving Corporation and EFTI shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the preparation and filing of any tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all regulations promulgated thereunder), any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

        (b) CSI will prepare or cause to be prepared all tax returns which include NWM and EFTI for any tax period ending on or before the close of business on the Closing Date. Company will prepare or cause to be prepared all tax returns of the Surviving Corporation and EFTI for any tax period ending after the close of business on the Closing Date. Each party will cooperate with the other by providing information necessary for the preparation of any tax combined returns.

        6.5 Indemnity of Lease Guarantees. Company and Surviving Corporation and each of their respective successors and assigns hereby agree to indemnify, defend and hold CSI and its affiliates harmless from and against any and all losses, costs, claims, damages, liabilities, and expenses (including, without limitation, reasonable legal fees and expenses) incurred by CSI of its affiliates with respect to the enforcement or attempted enforcement of any and all (i) guarantees entered into by CSI or its affiliates relating to lease obligations of NWM or EFTI and (ii) leases entered into by CSI or it affiliates, as primary obligor, for or on behalf of NWM or EFTI. CSI hereby assigns to NWM and the Surviving Corporation, and NWM and the Surviving Corporation hereby accept, all of CSI's rights and obligations under the leases identified on
Schedule 6.5 that identify CSI as the lessee.

                                  ARTICLE VII
                                  MISCELLANEOUS

        7.1 Survival of Representations and Warranties. None of the representations and warranties made by any party hereto in this Agreement or in any document or certificate delivered pursuant hereto shall survive past the Effective Time of the Merger.

        7.2 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

             If to the Company:        Global Axcess Corp.
                                       Richard Wray, President
                                       2240 Shelter Island Drive, Suite 202
                                       San Diego, CA.  92106

             With copies to            Daryl C. Idler, Jr., Esq.
                                       110 West C. Street, Suite 1901
                                       San Diego, CA  92101

             If to CSI:                Cardservices International, Inc.
                                       6101 Condor Drive
                                       Moorpark, CA  93021
                                       Attn:  Joe Tumbarello

             With copies to:           John D. Hardy, Esq.
                                       O'Melveny & Myers LLP
                                       400 S. Hope Street
                                       Los Angeles, CA  90071

        7.3 Entire Agreement. This Agreement along with the Exhibits and Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous oral and/or written understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

        7.4 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

        7.5 Governing Law, Venue and Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California, except for matters arising under the Act, without reference to principles of conflicts of law. Each party hereto hereby stipulates to and agrees to submit to venue and jurisdiction of any Court of competent jurisdiction within the County of San Diego or the County of Los Angeles in the State of California, regarding any claim or action arising out of this agreement. Each of the Parties consents to the jurisdiction of the federal courts whose districts encompass any part of the Counties of San Diego and Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.7 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

        7.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

        7.9 Attorney Fees. To the extent legal action is required to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs and attorneys' fees from the other party.

        7.10 Time is of the Essence. The Parties acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated hereby.

        7.11 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement. Each party hereto has been encouraged to have counsel represent them regarding the transactions contemplated by this Agreement and each party hereby represents and warrants that they have retained such counsel to the extent they have deemed necessary and prudent.

        7.12 No Waiver. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement. No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

        7.13 Expenses. Each Party will pay all of its expenses, including attorney and accountant fees in connection with the negotiation of this Agreement and the agreements and transactions contemplated hereby, the performance of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any document or agreement contemplated hereby, the non-prevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys fees and costs.

        7.14 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the Parties and their respective successors and assigns, as applicable.

        7.15 Remedies. The rights and remedies of the Parties hereunder are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which the Parties may have under any other agreement, or at law or in equity.

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement, including attachments, schedules and Exhibits, effective as of the date set forth in the introductory paragraph of this Agreement.





Dated:  June 29, 2001              /s/ Richard Wray
                                   ---------------------------------
                                   GLOBAL AXCESS CORP.,
                                   a Nevada corporation
                                   By: Richard Wray, President


Dated:  June 29, 2001              /s/ Daryl Idler
                                   ---------------------------------
                                   GLOBAL ACQUISITION CORP. I,
                                   a Nevada corporation
                                   By: Daryl Idler, President



Dated:  June 29, 2001              /s/ Donald Headlund
                                   ---------------------------------
                                   CARDSERVICE INTERNATIONAL, INC.,
                                   a California corporation
                                   By: Donald Headlund, President



Dated:   June 29, 2001             /s/ Michael J. Dodak
                                   ---------------------------------
                                   NATIONWIDE MONEY SERVICES, INC.
                                   a Nevada corporation
                                   By: Michael J. Dodak

                                    EXHIBIT A

                            INVESTOR RIGHTS AGREEMENT


               THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 29, 2001, between Global Axcess Corp., a Nevada corporation ("Company"), Cardservice International, Inc., a California corporation ("CSI") and the undersigned principal stockholders of Company (each individually a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

        A. Company, Global Acquisition Corp. I, a Nevada corporation ("Merger Sub"), CSI and Nationwide Money Services, Inc., a Nevada corporation ("NWM") are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of NWM with and into Merger Sub.

        B. Upon consummation of the Merger as contemplated by the Merger Agreement, the shares of capital stock of NWM held by CSI will be converted into shares of common stock, $0.001 par value per share, of Company (the "Company Common Stock").

        C. IFT Financial Group, Inc. ("IFT") currently owns greater than 71% of the issued and outstanding Company Common Stock.

        D. IFT proposes to dissolve and to distribute all of the shares owned by IFT to the other Stockholders party hereto.

        E. As an inducement to CSI to enter into the Merger Agreement and in consideration of the execution of the Merger Agreement by CSI, Company and the Stockholders (either as current Stockholders of Company or as prospective Stockholders of Company) agree as set forth below.

        F. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

               NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.     Voting by Stockholders.

        (a) In any and all elections of directors of Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder or affiliate thereof shall vote or cause to be voted all Company Common Stock owned by such Stockholder or affiliate thereof, or over which such Stockholder or affiliate thereof has voting control, and otherwise use such Stockholder's best efforts, so as to fix the number of directors of Company at between four and seven and to elect as a director of Company an individual designated by CSI who shall be a person with background and experience in the automated teller machine industry or, after consultation with the Company, such other person as CSI reasonably believes can contribute to the management of Company. CSI shall notify the Company of its selection of a director designee following the closing of the Merger.

        (b) Company shall provide CSI with prior written notice of an intended mailing of notice to stockholders for a meeting at which directors are to be elected, and CSI shall notify Company in writing, prior to such mailing, of the persons designated by it as its respective nominee for election as a director. Company agrees to forward such information to the Stockholders. If CSI shall fail to give notice to Company as provided above, it shall be deemed that the designee of CSI, as the case may be, then serving as a director shall be its respective designee for reelection.

        (c) Neither the Stockholders nor their affiliates shall vote to remove any director designated and elected pursuant to this Agreement except for bad faith or willful misconduct, provided that the Stockholders and their affiliates shall vote to remove any such director at the request of the party who designated such director pursuant to this Agreement.

        2. Piggyback Registration. If at any time Company proposes to register any of its common stock or preferred stock ("Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities (as defined below) for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to CSI or its successors and assigns as the record holder of Registrable Securities (a "Holder") of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within 5 business days after the receipt of Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of), Company shall effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Company has been so requested to register; provided that:

            (a) Company shall not be obligated to include, in connection with any registration of Other Securities, (i) more than 25% of the Registrable Securities of any Holder in any registrations consummated during the first six months following the Closing under the Merger Agreement; (ii) more than 50% of the Registrable Securities of any Holder in any registrations consummated during the twelve months following the Closing under the Merger Agreement; and (iii) more than 75% of the Registrable Securities of any Holder in any registrations consummated during the first eighteen months following the Closing under the Merger Agreement;

            (b) if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, Company shall determine for any reason not to register or to delay registration of such securities, Company may, at its election, give written notice of such determination to the Holders who requested inclusion and, thereupon, (A) in the case of a determination not to register, Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such Other Securities;

            (c) (i) if the registration referred to in the first sentence of this Section 2 is to be an underwritten primary registration on behalf of Company, and the managing underwriter advises Company in writing (with a copy to the Holders who requested registration) that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Company shall include in such registration: (1) all securities Company proposes to sell for its own account ("the Company Securities") and
     (2) up to the full number of Registrable Securities in excess of the number and dollar amount of the Company Securities which, in the good faith opinion of such managing underwriter, can be a sold without materially and adversely affecting such offering of the Company Securities (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities on the basis of the number of securities requested to be included therein by each such Holder), and
     (ii) if the registration referred to in the first sentence of this Section 2 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of Company (the "Other Holders"), and the managing underwriter advises Company in writing (with a copy to the Holders who requested registration) that in its good faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Company shall include in such registration the amount of securities (including Registrable Securities) that such managing underwriter advises, allocated pro rata among the Other Holders and the Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;

            (d) company shall not be required to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities in connection with any reincorporation, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

            (e) any Holder desiring to sell Registrable Securities must execute an underwriting or similar agreement and complete and execute all reasonable questionnaires, powers of attorney, indemnities, lock-up letters and other documents reasonably required under the underwriting arrangement.

               For the purposes of this Section 2 and Section 3, Registrable Securities means the shares of Company Common Stock issued to CSI pursuant to the Merger Agreement, any stock or other securities into which or for which such shares of Company Common Stock may thereafter be changed, converted or exchanged, and any other securities issued to the Holders of such shares of Company Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction, provided that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, or (iii) such securities are held by a Holder other than CSI and Company has furnished to such Holder an opinion of counsel, which opinion shall be reasonably satisfactory to such Holder, to the effect that all of such securities are permitted to be distributed by such Holder in one transaction pursuant to Rule 144(k).

        3.     Demand Registration.

        (a) If Company has not previously given a notice to Holders as provided by Section 8, at any time after the second anniversary of the Closing under the Merger Agreement, upon written notice from a Holder requesting that Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which notice shall specify the number of Registrable Securities for which registration is requested and the intended method or methods of disposition of such Registrable Securities, Company shall have the right, exercisable within 10 days by written notice to such Holder, to purchase all of the Registrable Securities requested to be registered by such Holder at a cash price per share equal to the arithmetic mean of each of the closing sales prices per share of Company Common Stock on the over-the-counter bulletin board market (or such other market on which shares of Company Common Stock are then traded) for each of the 15 consecutive trading days ending on the fifth trading day immediately preceding the date of the written notice from the Holder under this Section 3(a). The closing of such purchase shall take place no later than 15 days after the date of the written notice from Company under this Section 3(a). If Company gives written notice under this Section 3(a), the written notice from the Holder under this Section 3(a) shall not be deemed a request for registration for purposes of Section 3(b).

        (b) If Company does not exercise its right to purchase under Section 3(a) above, Company shall, within 15 days after receipt of the Holder's request, serve written notice (the "Request Notice") of such registration request to all other Holders of Registrable Securities. The Request Notice will state that Company will include in such registration all Registrable Securities, subject to the limitations of this Section 3(b) and to compliance with the other provisions of this Agreement, as to which Company receives written requests for inclusion within 15 days after the date of the Request Notice. As promptly as practicable after such 15 day period, Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities to be included for disposition in accordance with the intended method or methods of disposition stated in the Holder's request, provided that:

            (i) if prior to receipt of a registration request pursuant to this Section 3(b), Company had commenced a financing plan through a formal "all hands" meeting with outside advisors, including an underwriter if such financing plan is an underwritten offering, and, in the good-faith judgment of Company's underwriter, confirmed to Company in writing (with a copy to the Holders requesting registration), a registration by the requesting Holders at the time and on the terms requested would materially and adversely affect such financing plan of Company (a "Transaction Blackout"), Company shall give written notice of such events to the Holders requesting registration and shall not be required to serve the Request Notice and effect a registration pursuant to this Section 3(b) until the earliest of (A) Company's abandonment of such offering, (B) 90 days after the termination of such offering, (C) the termination of any "hold back" period obtained by the underwriter(s) of such offering from any person, including Company, in connection therewith or (D) 110 days after receipt by the Holder requesting registration of the written notice of Transaction Blackout from Company;

            (ii) if, at the time of receipt of a registration request or while a registration request is pending pursuant to this Section 3(b), Company has determined in good faith that (A) the filing of a registration statement would jeopardize or delay a contemplated material transaction other than a financing plan involving Company or would require the disclosure of material information that Company has a bona fide business purpose for preserving as confidential, or (B) Company then is unable to comply with SEC requirements applicable to the requested registration, Company shall not be required to effect a registration pursuant to this
     Section 3(b) until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or Company is able to so comply with applicable SEC requirements, as the case may be, and
     (2) 90 days after Company makes such good-faith determination, provided that Company shall not be permitted to delay a requested registration in reliance on this clause (ii) more than once in any 180-day period; and

            (iii) Company shall be obligated to file only one registration statement pursuant to this Section 3(b) and shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 3(b) if such registration request (including Registrable Securities requested to be included in response to a Request Notice) is for a number of Registrable Securities which have an aggregate market value less than $1 million.

        (c) Notwithstanding any other provision of this Agreement to the contrary, a registration requested pursuant to this Section 3 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 3(b)), (A) until the registration statement with respect thereto has become effective under the Securities Act (unless the registration statement fails to become effective because the Holders request that the registration be withdrawn for a reason other than contemplated in clause (B)); (B) if it is withdrawn based upon material adverse information relating to Company that is different from the information known to the Holder requesting registration at the time of the Holder's request for registration; or (C) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by a Holder whose Registrable Securities are the subject of such registration statement.

        (d) If the Registrable Securities are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by Company, and the Holders who desire to sell Registrable Securities must execute an underwriting or similar agreement and complete and execute all reasonable questionnaires, powers of attorneys, indemnities, lock-up letters and other documents reasonably required under the underwriting arrangement.

        4. Obligations of Company. In the case of each offering of Registrable Securities made pursuant to Section 2 or 3 of this Agreement, Company agrees to (i) prepare and file with the Securities and Exchange Commission (the "SEC") on one or more registration statements in accordance with
Section 2 or 3, as applicable with respect to the shares of Registrable Securities, and shall use commercially reasonable efforts to cause such registration statement to become effective; (ii) except as provided herein, keep such registration statement effective until the earlier of the sale of all of the shares of Registrable Securities so registered or 90 days after the effectiveness of such registration statement; (iii) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement in order to keep such registration statement effective until the earlier of the sale of all of the shares of Registrable Securities so registered or 90 days after the effectiveness of such registration statement; (iv) furnish to the Holders without charge such number of copies of such registration statement, each amendment and supplement thereto, and any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Company shall be required under the provisions hereof to cause the registration statement to remain current; (v) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (provided that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), keep such registration or qualification in effect for as long as such registration statement remains in effect, and do any and all other acts or things which may be necessary or advisable to enable the Holders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Company are then listed, and enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form; (vii) notify the Holders upon the happening of any event as a result of which, or the discovery that, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (viii) so long as the registration statement remains effective, promptly prepare, file and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ix) notify the Holders, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (x) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (xi) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, or the initiation or threatening of any proceeding for that purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal if such stop order should be issued.

        5. Expenses. In the case of each offering of Registrable Securities made pursuant to Section 2 or 3 of this Agreement, Company agrees to pay the expenses incurred by Company in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of Company's counsel and independent accountants and the reasonable fees and disbursements of one counsel to the Holders. The Holders shall be responsible for all commissions and transfer taxes.

        6.     Indemnification and Contribution.

        (a) In the case of each offering of Registrable Securities made pursuant to Section 2 or 3 of this Agreement, Company agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Company shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to Company in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which Company may otherwise have to each Holder, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing; provided that, as to any underwriter or person controlling any underwriter, this indemnity does not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was required to be sent or given and was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act, such untrue statement or omission had been corrected in such prospectus, and copies of the corrected prospectus were provided to such underwriter prior to the giving or sending of such written confirmation.

        (b) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless Company, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities
Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to Company by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein) or any amendment or supplement thereto. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to Company, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was required to be sent or given and was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act, such untrue statement or omission had been corrected in such prospectus, and copies of the corrected prospectus were provided to such underwriter prior to giving or mailing of such written confirmation; and provided, further, that in no event shall any such Holder be liable for any amount in excess of the net proceeds received from the sale of the Registrable Securities by such Holder in the subject offering.

        (c) Each party indemnified under paragraph (a) or (b) of this Section 6 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 6, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party, and such indemnified party shall have been advised by counsel either (i) that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or (ii) a conflict may exist between such indemnified party and such indemnifying party, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

        (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Company. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Company agrees to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times in accordance with the requirements of Rule 144(c);

        (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the 1934 Act; and

        (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Company and (iii) such other reports and documents of Company as a Holder reasonably may request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

        8.     Miscellaneous.

        (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (and, for the purposes of Section 1 hereof, the transferees of the shares of Company Common Stock).

        (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (d) No Inconsistent Agreements. With respect to the provisions of Sections 2 through 6 of this Agreement, Company has not entered into, nor will Company enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

        (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given on the date of delivery if delivered personally or by a commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or such other address or telecopy numbers for a party as shall be specified by like notice):

       If to Company:         Global Axcess Corp.
                              2240 Shelter Island Drive, Suite 202
                              San Diego, California 92106
                              Attention:  President
                              Facsimile:  (619) 243-1163

                              With a copy (not constituting notice) to:

                              Daryl C. Idler, Jr., Esq.
                              110 West C. Street
                              Suite 1907
                              San Diego, CA  92101

       If to Stockholder:     Cardservice International, Inc.
                              6101 Condor Drive
                              Moorpark, CA  93021
                              Attn:  Joe Tumbarello

                              With a copy (not constituting notice) to:

                              O'Melveny & Myers LLP
                              400 S. Hope Street
                              Los Angeles, California 90071
                              Attention:  John D. Hardy, Esq.
                              Facsimile:  (213) 430-6407

        (f) Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to rules of conflicts of law.

        (g) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

        (i) Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Merger Agreement.

        (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

GLOBAL AXCESS CORPORATION                       CARDSERVICE INTERNATIONAL, INC.


By: /s/ Richard Wray                         By: /s/ Donald Headlund
    ------------------------------               -----------------------------
Name:   Richard Wray                         Name:   Donald Headlund
Title:  President                            Title:  President


                                                STOCKHOLDERS:

                                                IFT FINANCIAL GROUP INC.


                                             By: /s/ Richard Wray
                                                 -----------------------------
                                             Name:   Richard Wray
                                             Title:  President

                                                 /s/ David Fann
                                                 -----------------------------
                                                 David Fann

                                                 /s/ Richard Wray
                                                 -----------------------------
                                                 Richard Wray

                                                 /s/ Julie Wray
                                                 -----------------------------
                                                 Julie Wray

                                                 /s/ Michael Dodak
                                                 -----------------------------
                                                 Michael Dodak

                                                 /s/ Timothy Tallent
                                                 -----------------------------
                                                 Timothy Tallent

                                                 /s/ Robert Mehlmax
                                                 -----------------------------
                                                 Robert Mehlmax

                                                 /s/ Daryl Idler
                                                 -----------------------------
                                                 Cambranch Capital, Inc.
                                                 by:  Daryl, Idler, President

                  [Signature page to Investor Rights Agreement]

                                    EXHIBIT B

                                    GUARANTY

               This Guaranty is entered into as of June 29, 2001 by the undersigned (the "Guarantor"), in favor of and for the benefit of CARDSERVICE INTERNATIONAL, INC., a California corporation, as Lender ("Lender") under that certain Loan Agreement dated as of June 22, 2001, between Lender and NATIONWIDE MONEY SERVICES, INC., a Nevada corporation ("Company"). Said Loan Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Loan Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

        1. Guaranty. (a) In order to induce Lender to continue to extend credit to Company pursuant to the Loan Agreement, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Company in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Loan Agreement, this Guaranty and the other Loan Documents.

               Guarantor acknowledges that the Guarantied Obligations are being incurred for and will inure to its benefit.

               Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Lender that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

               In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

               Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Lender, an amount equal to the aggregate of the unpaid Guarantied Obligations.

        2. Guaranty Absolute; Continuing Guaranty. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Lender may enforce this Guaranty upon the occurrence of an Event of Default under the Loan Agreement notwithstanding the existence of any dispute between Company and Lender with respect to the existence of such event; and (c) the obligations of Guarantor hereunder are independent of the obligations of Company under the Loan Documents and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company and whether or not Company is joined in any such action or actions. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty a to future transactions giving rise to any Guarantied Obligations.

        3. Actions by Beneficiaries. Lender may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Lender may have against any such security, as Lender in its discretion may determine consistent with the Loan Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Lender under the Loan Documents.

        4. No Discharge. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Loan Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Lender might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

       5. Waivers. Guarantor waives, for the benefit of Lender: (a) any right to require Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Lender in favor of Company or any other Person, or (iv) pursue any other remedy in the power of Lender; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

               As used in this paragraph, any reference to "the principal" includes Company, and any reference to "the creditor" includes Lender. In accordance with Section 2856 of the California Civil Code (a) Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (b) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

        6. Guarantor's Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against Company, and
(c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Lender. In addition, until the Guarantied Obligations shall have been paid in full, Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Lender may have against Company, to all right, title and interest Lender may have in any such collateral or security, and to any right Lender may have against such other guarantor.

               Any indebtedness of Company now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Lender on behalf of Lender and shall forthwith be paid over to Lender for the benefit of Lender to be credited and applied against the Guarantied Obligations.

        7. Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Lender harmless against liability for, (i) any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Lender in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Loan Document.

        8. Financial Condition of Company. Lender shall not have any obligation, and Guarantor waives any duty on the part of Lender, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.


        9. Covenants. Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, such Guarantor will, unless the Lender shall otherwise consent in writing, perform or observe, and cause Company to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Company is to cause a Guarantor to perform or observe.

        10. Set Off. In addition to any other rights Lender may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to Lender under this Guaranty, Lender is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of Lender owing to Guarantor and any other property of such Guarantor held by Lender to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to Lender under this Guaranty.

        11. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Lender and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        12. Miscellaneous. It is not necessary for Lender to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

               The rights, powers and remedies given to Lender by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lender by virtue of any statute or rule of law or in any of the Loan Documents or any agreement between Guarantor and Lender or between Company and Lender. Any forbearance or failure to exercise, and any delay by Lender in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

               In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

               This Guaranty shall inure to the benefit of Lender and its respective successors and assigns.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against such Guarantor in the courts of any other jurisdiction.

               GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, LENDER EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, Lender each (i) acknowledges that this waiver is a material inducement for such Guarantor and Lender to enter into a business relationship, that such Guarantor and Lender have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

        13. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 12, Lender have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         GLOBAL AXCESS CORP.


                         By:      /s/ Richard Wray
                                  ------------------------
                                  Richard Wray
                         Title:   President

                         Address: 2240 Shelter Island Drive
                                  Suite 202
                                  San Diego, California 92106


                         CARDSERVICE INTERNATIONAL, INC.


                         By:      /s/ Donald Headlund
                                  ------------------------
                                  Donald Headlund
                         Title:   President

                                       C-2
                                    EXHIBIT C

                               ARTICLES OF MERGER

                                       OF

                         NATIONWIDE MONEY SERVICES, INC.

                                       AND

                           GLOBAL ACQUISITION CORP. I


To the Secretary of State
State of Nevada


        Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the constituent domestic corporations herein named do hereby submit the following Articles of Merger.

        1. The name and state of incorporation of each of the constituent corporations (the "Constituent ------------ Corporations") to the merger are:

       Name                                State of Incorporation

       GLOBAL ACQUISITION CORP. I                  Nevada

       NATIONWIDE MONEY SERVICES, INC.             Nevada

        2.     An Agreement and Plan of Merger, dated as of June 29, 2001
(the "Merger Agreement"), among Global Axcess Corp., a Nevada corporation, Global Acquisition Corp. I, a Nevada corporation ("Merger Sub"), Cardservice International, a California corporation and Nationwide Money Services, Inc., a Nevada corporation ("NWM") providing for the merger (the "Merger") of Merger Sub with and into NWM, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Chapter 92A, Nevada Revised Statutes.

        3. The Merger Agreement was approved by the unanimous written consent of the stockholders of Merger Sub pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

        4. The Merger Agreement was approved by the unanimous written consent of the stockholders of NWM pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

        5. The surviving corporation is NWM, which shall retain its name - Nationwide Money Services, Inc. (the "Surviving Corporation").

                                      C-1

        6. The Articles of Incorporation of NWM shall, upon effectiveness of the Merger, be that of the Surviving Corporation, without amendment.

        7. The By-Laws of NWM shall, upon the effectiveness of the Merger, be that of the Surviving Corporation.

        8. The directors and officers of Merger Sub holding office immediately prior to the effective time shall, upon the effectiveness of the Merger, be that of the Surviving Corporation and shall hold office in accordance with the Surviving Corporation's By-Laws.

        9. The executed Merger Agreement is on file at the offices of the Surviving Corporation located at 221 Ponte Vedra Park Drive, Suite 100, Ponte Vedra Beach, FL 32082.

        10. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

        11. The Merger shall become effective immediately upon filing of these Articles of Merger with the Secretary of State of the State of Nevada

Dated as of June 29, 2001

                                               GLOBAL ACQUISITION CORP. I

                                               /s/
                                               President


                                               /s/
                                               Secretary

                                               /s/
                                               NATIONWIDE MONEY SERVICES, INC.

                                               /s/
                                               President


                                               /s/
                                               Secretary

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I

                                   THE MERGER

1.1      The Merger........................................................... 1
1.2      Effective Time; Closing.............................................. 2
1.3      Effect of the Merger................................................. 2
1.4      Articles of Incorporation; Bylaws.................................... 2
1.5      Directors and Officers............................................... 2
1.6      Effect on Capital Stock.............................................. 2
1.7      Surrender of Certificates............................................ 4
1.8      No Further Ownership Rights in Company Stock......................... 4
1.9      Lost, Stolen or Destroyed Certificates............................... 4
1.10     Taking of Necessary Action; Further Action........................... 5

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1      Due Organization and Qualification; Subsidiaries; Due Authorization.. 5
2.2      No Conflicts or Defaults............................................. 6
2.3      Capitalization....................................................... 6
2.4      No Defaults.......................................................... 7
2.5      Compliance with Law.................................................. 7
2.6      Permits and Licenses................................................. 8
2.7      Ordinary Course...................................................... 8
2.8      Litigation........................................................... 8
2.9      Certificate of Incorporation and By-laws............................. 8
2.10     Employee Benefit Plans............................................... 9
2.11     Patents; Trademarks and Intellectual Property Rights................. 9
2.12     Brokers.............................................................. 9
2.13     Affiliate Transactions............................................... 9
2.14     No Anti-Dilution Adjustment..........................................10
2.15     No Regulatory Problems...............................................10
2.16     Company SEC Filings; Financial Statement.............................11
2.17     Financial Statements.................................................12
2.18     Acquisition of IFT...................................................12
2.19     Taxes................................................................12
2.20     Miscellaneous........................................................13

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

3.1      Due Organization and Qualification; Subsidiaries; Due Authorization..13

3.2      No Conflicts or Defaults.............................................13
3.3      Capitalization.......................................................14
3.4      Financial Statements.................................................14
3.5      Further Financial Matters............................................14
3.6      Taxes................................................................15
3.7      Indebtedness; Contracts; No Defaults.................................15
3.8      Personal Property....................................................15
3.9      Real Property........................................................16
3.10     Compliance with Law..................................................16
3.11     Permits and Licenses.................................................16
3.12     Ordinary Course......................................................16
3.13     No Adverse Changes...................................................17
3.14     Litigation...........................................................17
3.15     Insurance............................................................17
3.16     Articles of Incorporation and By-laws; Minute Books..................17
3.17     Employee Benefit Plans...............................................18
3.18     Patents; Trademarks and Intellectual Property Rights.................18
3.19     Brokers..............................................................18
3.20     Purchase for Investment..............................................18
3.21     Restricted Securities................................................18

                                   ARTICLE IV

                  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

4.1      Representations and Warranties.......................................19
4.2      Performance of CSI and NWM...........................................19

                                    ARTICLE V

                CONDITIONS PRECEDENT TO CSI AND NWM'S OBLIGATIONS

5.1      Representations and Warranties.......................................19
5.2      Performance of Company...............................................20
5.3      Approval of Documentation............................................20
5.4      Related Agreements...................................................20

                                   ARTICLE VI

                                OTHER AGREEMENTS

6.1      Directors' and Officers' Indemnification.............................20
6.2      Obligations of Merger Sub and Surviving Corporation..................20
6.3      Tax-Free Reorganization..............................................20
6.4      Tax Matters..........................................................21

6.5      Indemnity of Lease Guarantees........................................21

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      Survival of Representations and Warranties...........................21
7.2      Notice...............................................................21
7.3      Entire Agreement.....................................................22
7.4      Successors and Assigns...............................................22
7.5      Governing Law, Venue and Jurisdiction................................22
7.6      Counterparts.........................................................23
7.7      Construction.........................................................23
7.8      Severability.........................................................23
7.9      Attorney Fees........................................................23
7.10     Time is of the Essence...............................................23
7.11     Drafting Party.......................................................23
7.12     No Waiver............................................................23
7.13     Expenses.............................................................23
7.14     No Third Party Beneficiaries.........................................24
7.15     Remedies.............................................................24


                                    EXHIBITS

Exhibit A -- Investor Rights Agreement.......................................A-1
Exhibit B -- Guaranty........................................................B-1
Exhibit C -- Articles of Merger..............................................C-1


                                    SCHEDULES

Schedule 2.17 -- IFT Financial Statements
Schedule 3.4 -- NWM and EFTI Financial Statements
Schedule 3.7(a) -- Indebtedness, etc.
Schedule 3.9 -- Real Property